Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Applied Micro Circuits Corporation:

•	Registration Statement (Form S-8 No. 333-47185) pertaining to the 1982 Employee Incentive Stock Option Plan, the 1992 Stock Option Plan and the 1997 Directors’ Stock Option Plan;

•	Registration Statements (Form S-8 No. 333-76767, Form S-8 No. 333-71878 and Form S-8 No. 333-130589) pertaining to the 1998 Employee Stock Purchase Plan;

•	Registration Statement (Form S-8 No. 333-74787) pertaining to the 1998 Stock Incentive Plan (formerly the 1998 Cimaron Communications Corporation Stock Incentive Plan);

•	Registration Statement (Form S-8 No. 333-41572) pertaining to the YuniNetworks, Inc. 1999 Equity Incentive Plan;

•

Registration Statement (Form S-8 No. 333-48914) pertaining to the MMC Networks, Inc. 1993 Stock Plan, the MMC Networks, Inc. 1997 Stock Plan, the MMC Networks, Inc. 1997 Director Option Plan and the MMC Networks, Inc. 1997 Employee Stock Purchase Plan;

•	Registration Statement (Form S-8 No. 333-92507) pertaining to the 1992 Stock Option Plan;

•	Registration Statements (Form S-8 No. 333-35408, Form S-8 No. 333-48912, Form S-8 No. 333-53282, and Form S-8 No. 333-99623) pertaining to the 2000 Equity Incentive Plan;

•	Registration Statement (Form S-8 No. 333-57202) pertaining to the Raleigh Technology Corp. Equity Compensation Plan;

•

Registration Statement (Form S-8 No. 333-110075) pertaining to the JNI Corporation 2000 Non-Qualified Stock Option Plan, the JNI Corporation Amended and Restated 1999 Stock Option Plan, the Jaycor Networks, Inc. 1997 Stock Option Plan, as amended, and the 1992 Stock Option Plan, as amended;

•	Registration Statement (Form S-8 No. 333-114327) pertaining to the 3ware, Inc. 2002 Stock Plan, as amended, and the 3ware, Inc. Amended and Restated 1997 Stock Option Plan;

•	Registration Statement (Form S-8 No. 333-140052) pertaining to the Quake Technologies, Inc. Amended and Restated Stock Option Plan 2000 and

•	Registration Statement (Form S-8 No. 333-147297) pertaining to Amended and Restated 1992 Equity Incentive Plan

of our report dated May 8, 2009, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation as of March 31, 2009 and for the two years in the period then ended, which report appears in the Annual Report on Form 10-K of Applied Micro Circuits Corporation for the year ended March 31, 2010.

/s/ Ernst & Young LLP

San Jose, California

May 11, 2010